Exhibit 99.1

authID.ai Announces 2021 Operational and Financial Results

Company Completes Financing of $22.5 Million

Management to Host Conference Call Today at 8:30 a.m. EDT

LONG BEACH, NY – March 21, 2022 — authID.ai [Nasdaq: AUID] a leading provider of secure, mobile, biometric identity authentication, today reported financial and operating results for the year ended December 31, 2021.

Since the Company’s rebrand to authID.ai in June 2021, significant progress has been made on its strategic objectives, including completing an uplisting to Nasdaq and an $11.5M investment round in August. authID also strengthened and diversified its Board of Directors and management team which has focused on promoting the Company’s brand, and innovating its Verified Identity as a Service (IDaaS) platform to enhance the user experience and drive adoption. The issuance and notice of allowance of patents received in the last six months secures strong protection for its innovative technology, and continues to set authID.ai apart.

“To date, we have built a strong, experienced team and marked a number of achievements in a very short period. I am pleased to announce today that we completed financing of $22.5 million that will support our projected working capital needs through 2023,” said Tom Thimot, CEO of authID.ai. “I want to thank our new and existing investors for this financing which represents a vote of confidence and provides us the resources to continue offering innovative technology that helps build a safer digital landscape for all.”

Financial Results for the Year Ended December 31, 2021

●	Total revenue was $2.3 million, compared with $2.1 million for the year ended December 31, 2020.

●	Net loss was $17.7 million, compared with a net loss of $11.3 million for the year ended December 31, 2020.

●	Basic and fully diluted net loss per share for the year ended December 31,2021 was $0.83 compared with $0.63 for 2020.

●	Adjusted EBITDA loss was $8.96 million, compared with $5.18 million for the year ended December 2020. The increased adjusted EBITDA loss reflects increased investment in product management, sales, marketing, and technology during the period.

●	Cash and cash equivalents as of December 2021 was $6.0 million.

●	Subsequent to year end, the Company secured additional financing of approximately $22.5 million before fees, commissions and expenses by a convertible debt offering, common stock sale and a standby credit facility. These resources when combined with cash on hand are estimated to provide sufficient cash for budgeted operations through 2023. Additional details of the financing round can be found in authID.ai’s Form 8-K filed today.

Please refer to Table 1 for reconciliation of net income to Adjusted EBITDA (a non-GAAP measure).

Operational Highlights

●	authID’s focus on greater product penetration in the identity authentication market segment has driven good progress in the Company’s partnership strategy. To date, authID has entered into marketplace partnerships with Auth0, a division of Okta, and Microsoft, as well as other key relationships.

●	Received a U.S. patent in Nov 2021 for the routing of ID information or attributes securely and confidentially via payment networks. Received a notice of allowance in Feb 2022 for a patent related to authID’s IDaaS Platform technology.

●	Launched services with various US and international financial services providers to provide secure, biometric onboarding, secure multi-factor and frictionless passwordless banking experiences.

●	Through US channel partners, added various financial services and fintech lenders offering consumer, auto and medical lending and a multi-national non-profit organization, to reduce identity fraud in digital customer onboarding.

●	Signed an agreement in February 2022 with an innovative technology provider that provides tax information to more than 50 lenders, to integrate authID’s Verified™ products, including automated identity verification and facial biometric authentication.

●	Launched a pilot in January 2022 with a U.S. medical certifying board to provide identity assurance for its online certification and testing platform. authID.ai’s remote identity proofing of candidate identity and ongoing biometric authentication of members help the board maintain integrity of remote examinations and protect personal data.

●	Named “Best ID Management Platform” by Fintech Breakthrough Awards in March 2022. James Johnson, Managing Director FinTech Breatkthrough stated, “With risky password practices and inconvenient, multi-step authentication processes, fintech leaders and their consumers need a new and improved way to secure assets. authID.ai is delivering a ‘breakthrough’ platform to address this need, with a powerfully simple end-to-end identity authentication platform that builds a safer digital landscape for all.”

“With rising threats of cyberattacks continued identity fraud, ransomware, and account takeovers, organizations across all market sectors need a new and improved way to secure assets,” said Thimot. “Our sales team sees robust demand and a growing pipeline across FinServes and FinTechs, Cryptocurrency providers, iGaming, and eCommerce providers for the authID end-to-end identity authentication platform.”

Today’s Conference Call and Webcast

The company will host a webcast and conference call at 8:30 a.m. EDT today to discuss the financial results and provide a corporate update.

To listen to the webcast and view the presentation, investors can follow this link: https://edge.media-server.com/mmc/p/692723de.

To participate in the live call, investors can use the following dial in numbers with the Conference ID 4267980:

●	US/CANADA Participant Toll-Free Dial-In Number: (844) 281-3631

●	Participant International Dial-In Number: (225) 239-4724

A phone replay of the conference call will be available for 7 days, through March 28, at 8:30 a.m. EDT, by dialing:   (855) 859-2056 or (404) 537-3406 and referencing Conference ID: 4267980. The presentation will also be available for 90 days on the IR section of the company’s website at https://investors.authid.ai/

About authID.ai:

authID.ai (Nasdaq: AUID), formerly Ipsidy, provides secure, mobile, biometric identity verification software products through an easy-to-integrate Identity as a Service (IDaaS) platform. authID.ai’s suite of self-service biometric identity proofing and authentication solutions frictionlessly eliminate passwords through a consent-based facial matching system. Our vision is to enable every organization to “Recognise Your Customer” instantly, without friction or loss of privacy. Powered by sophisticated biometric and artificial intelligence technologies, authID.ai aims to strengthen security and trust between businesses and their customers. For more information, go to www.authid.ai

Forward-Looking Statements

Information contained in this announcement may include “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the cash position and cashflow, financial position, business strategy, plans and objectives of management for future operations of both Ipsidy Inc. dba authID.ai and its business partners, future service launches with customers, the outcome of pilots and new initiatives and customer pipeline are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding authID.ai’s present and future business strategies, and the environment in which authID.ai expects to operate in the future, which assumptions may or may not be fulfilled in practice. Implementation of some or all of the new services referred to is subject to regulatory or other third party approvals. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the risk that implementation, adoption and offering of the service by customers, consumers and others may take longer than anticipated, or may not occur at all; changes in laws, regulations and practices; changes in domestic and international economic and political conditions, the as yet uncertain impact of the war in Ukraine, the Covid-19 pandemic and others. Additional risks may arise with respect to commencing operations in new countries and regions, of which AuthID.ai is not fully aware at this time. See the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2020 filed at www.sec.gov and other documents filed with the SEC for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this announcement and cannot be relied upon as a guide to future performance. authID.ai expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this announcement to reflect any changes in its expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Investor Relations Contacts:

Grace DeFries authID.ai SVP, Marketing Communications & Investor Relations investor-relations@authID.ai	Ina McGuinness The Bliss Group 805.427.1372

Non-GAAP Financial Information.

The Company provides certain non-GAAP financial measures in this statement. Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation. These non-GAAP key business indicators, which include Adjusted EBITDA, should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

We define Adjusted EBITDA as GAAP net loss adjusted to exclude: (1) interest expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense (stock options and restricted stock) and (6) certain other items management believes affect the comparability of operating results. Please see Table 1 below for a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP.

TABLE 1

Reconciliation of Net Loss to Adjusted EBITDA

	For the Year Ended
	December 31, 2021	December 31, 2020

Net loss	$(17,665,788)	$(11,298,558)

Add Back:

Interest expense – net	585,636	969,396
Debt extinguishment	(971,522)	985,842
Warrant exercise inducement expense	-	366,795
Other income, net	(25,406)	(69,563)
Severance cost	305,000	426,175
Depreciation and amortization	1,260,286	1,250,542
Taxes	21,204	36,223
Impairment loss	831,077	1,333,566
Stock compensation	6,702,797	823,564

Adjusted EBITDA (Non-GAAP)	$(8,956,896)	$(5,175,918)

IPSIDY INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2021	2020
Revenues:	Unaudited
Products and services	$2,242,829	$2,083,829
Lease income	49,467	56,815
Total revenues, net	2,292,296	2,140,644

Operating Expenses:
Cost of Sales	660,793	661,627
General and administrative	15,949,494	6,743,258
Research and development	1,646,702	1,161,416
Impairment loss	831,077	1,333,566
Depreciation and amortization	1,260,286	1,250,542
Total operating expenses	20,348,352	11,150,409

Loss from operations	(18,056,056)	(9,009,765)

Other Income (Expense):
Warrant inducement expense	-	(366,795)
Extinguishment of debt - gain (loss)	971,522	(985,842)
Other income	25,406	69,563
Interest expense, net	(585,636)	(969,396)
Other income (expense), net	411,292	(2,252,470)

Income loss before income taxes	(17,644,764)	(11,262,235)

Income Tax Expense	(21,024)	(36,323)

Net loss	$(17,665,788)	$(11,298,558)

Net Loss Per Share - Basic and Diluted	$(0.83)	$(0.63)

Weighted Average Shares Outstanding - Basic and Diluted	21,329,281	18,067,603